Exhibit 99.2

The Crescent/Rouse Transaction

Summary of the transaction Sale 52.5% economic interest (including earned promote) in The Woodlands to The Rouse Company $202 million in cash Purchase Hughes Center in Las Vegas 1.1 million SF of Class A office from The Rouse Company Office: $223 million (includes assumption of $96 million in property level debt) Undeveloped Land (1) : $10 million ($2.5 million cash and $7.5 million note due December 2005) Expected to close at year end 2003 (1) To be acquired March 2004

Estimated 2003 gain from The Woodlands sale Sales Price $202,000 Projected Cost Basis at 12/31/03 ($115,000) Estimated Gross Gain $ 87,000 In thousands

Performance of the Woodlands Investment Original purchase August 1997 42.5% Crescent legal interest / 57.5% Morgan Stanley interest $ 80M Crescent equity investment Crescent earned promote in late 2001 bringing economic interest to 52.5% Performance as of September 30, 2003 $150M cumulative FFO(1) $310M total cash received including sale (post tax) 43% pre tax IRR including sale / 31% post tax IRR including sale (1) See last page of this presentation for reconciliation of FFO to net income, a GAAP measure.

Hughes Center investment highlights The premier office address in Las Vegas Adjacent to new $1.9B Steve Wynn development 1.1 million square foot Class A office portfolio (plus leased restaurant parcels and undeveloped land available for up to 400,000 square feet of future office space) 93% occupied / 94% leased

Hughes Center customer profile Diverse, high quality customer base Largest customer accounts for less than 6% of square footage No significant rollover until 2005 Customer Industry Mix Professional Services Financial Services Telecommunications Manufacturing Const/Development Gaming Other 0.35 0.3 0.04 0.04 0.03 0.13 0.1 Professional Services 35% Financial Services 30% Gaming 13% Other 10% Telecom 4% Manufacturing 4% Const/Devlpmt 3%

Las Vegas office market overview National leader in population and job growth for 10+ years Positive net absorption every year for the last 20 years 20 million square feet all classes - 4 million square feet Class A $26 to $28 Class A full service quoted rents 89% Class A occupancy 95,000 square feet Class A construction

Strategic transaction for Crescent Consistent with strategic initiatives to exit non-core businesses Exchange residential asset for core Class A office assets Opportunity to acquire dominant position in high growth market High quality asset base at attractive initial valuation Increases liquidity / financial flexibility for future office investment

Strategic plan - key objectives Increasing our return on equity Growing and more predictable FFO Strengthening our balance sheet

Strategic plan scorecard Initiative Objective Progress YTD 2003 1999 to Present Recycle capital ? Sell non-core assets ? $237M gross(1) $1.5B gross(1) ? Residential cash in ? $194M(1) $307M(1) excess of earnings before reinvestment ? Joint venture ? $0 $650M gross existing assets (7 assets) Leverage office ? Co-investment with ? $74M gross $335M gross operating platform strategic partners (1 asset) (3 assets) in new acquisitions ? Wholly-owned new ? $274M gross(1) $365M gross(1) acquisitions (9 assets) (10 assets) (1) Includes the Crescent/Rouse transaction.

Hughes Center Office Portfolio

Building: 3753/3763 Howard Hughes Parkway Square feet: 123,131 Year built: 1991 Number of levels: 3 % leased: 85.4% Building: 3800 Howard Hughes Parkway Square feet: 255,472 Year built: 1986 Number of levels: 17 % leased: 96.4% Building: 3770 Howard Hughes Parkway Square feet: 63,261 Year built: 1990 Number of levels: 3 % leased: 100.0% Building: 3773 Howard Hughes Parkway Square feet: 164,470 Year built: 1996 Number of levels: 5 % leased: 97.0% Hughes Center, Las Vegas

Building: 3993 Howard Hughes Parkway Square feet: 170,895 Year built: 1999 Number of levels: 8 % leased: 98.4% Building: 3960 Howard Hughes Parkway Square feet: 161,544 Year built: 1998 Number of levels: 9 % leased: 82.4% Building: 3930 Howard Hughes Parkway Square feet: 85,924 Year built: 1995 Number of levels: 5 % leased: 97.2% Building: 3980 Howard Hughes Parkway Square feet: 86,016 Year built: 1997 Number of levels: 5 % leased: 96.3% Hughes Center, Las Vegas

Reconciliation of non-GAAP measures Cumulative FFO $150,000 Adjustments to reconcile FFO to net income ($ 2,000) Cumulative net income $148,000 In thousands